Exhibit 99.1

Car Charging Group Appoints Ted Fagenson to Board of Directors
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MIAMI BEACH, Florida, Mar. 29, 2012 – Car Charging Group, Inc. (OTCBB: CCGI), a nationwide provider of convenient electric vehicle (EV) charging services, today announced that Chief Operating Officer Ted Fagenson has been appointed to the Company’s Board of Directors.

“Ted has made tremendous contributions to our overall business and strategy and we are very pleased to have him join our Board of Directors,” said Michael D. Farkas, Chief Executive Officer of Car Charging Group, Inc.  “His significant expertise and understanding of the EV and EV charging marketplace is resulting in material strides to accelerate our growth and position in the industry.”

“These are very exciting times for our industry and Car Charging Group and I look forward to working with the Board of Directors to leverage the significant opportunities that exist both in the United States and abroad,” said Ted Fagenson, Chief Operating Officer of Car Charging Group.  “The automotive and transportation industries are transforming as more and more manufacturers are introducing new and innovative EVs as the result of growing consumer demand.  Our goal is to capitalize on these trends and opportunities.”

Mr. Fagenson was named Chief Operating Officer in January, 2012.  Prior to joining Car Charging Group, Mr. Fagenson was Vice President, North American Sales for Coulomb Technologies.  Before Coulomb, he was at Cellfire, a mobile promotions and advertising service company, where he was Vice President of Sales and Corporate Marketing. Previously, Mr. Fagenson held several executive positions at 2Wire, a DSL supplier providing innovative solutions to telecommunications companies globally.  At 2Wire, he was general manager of a software division that was responsible for tens of millions of residential broadband endpoints as well as responsible for growing the company’s international sales from zero to $150 million, closing deals with large telecommunications companies including British Telecom, Telmex and Telstra. Mr. Fagenson’s previous experience includes positions at Polycom, AT&T and Raytheon.  He holds a BSEE from Rutgers University, College of Engineering and an MBA from the University of Rochester, Simon School.

About Car Charging Group, Inc.:

Car Charging Group, Inc. (OTCBB: CCGI), headquartered in Miami, Florida with offices in Silicon Valley, CA, is the pioneer for nationwide public EV charging services enabling drivers to refuel anytime, anywhere throughout North America and ultimately in many high growth global markets.

CCGI provides a comprehensive turn-key electric vehicle charging service to commercial and residential property owners employing the most advanced technology, both software and hardware, to build a robust, feature-rich network attracting businesses and consumers alike. The CCGI business model is unique and accelerates the adoption of public EV charging services; all installation, maintenance and related services are paid for by CCGI reducing the capital costs for a property owner to zero.  Our property partners benefit by sharing in the revenue generated from the EV charging service while enhancing green initiatives throughout their business operations.  CCGI has more than 30 strategic partnerships from all sectors including municipalities, shopping malls, parking garages, governments, retail parking, multi-family residential and commercial properties totaling more than six million parking spaces with all partner locations expected to have high numbers of EVs at their locations.  CCGI’s partners include Ace Parking, Central Parking, Equity Residential, Icon Parking, Rapid Parking, USA Parking, Walgreens, The Pennsylvania Department of Environmental Protection, The City of Miami Beach, The City of West Palm Beach and others.  More than one million plug-in electric vehicles, such as the Nissan LEAF, GM Chevrolet Volt, Fisker Karma, Tesla Model S, Ford Focus EV as well as many others, are expected to be on the road in the U.S. by 2015 with estimates calling for more than 40 million on the road worldwide in 2030. For more information about Car Charging Group, Inc., please visit www.CarCharging.com.

Car Charging Group Appoints Ted Fagenson to Board of Directors

March __, 2012

Forward-Looking Safe Harbor Statement:

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future.  Those statements include statements regarding the intent, belief or current expectations of Car Charging Group, Inc., and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed.

Investor Relations and Media Contact:

For Car Charging Group, Inc.
Kevin S. Inda
Corporate Communications, Inc. (CCI)
kevin.inda@cci-ir.com
407-566-1180